EXHIBIT 5.1

June 30, 2003

The Board of Directors
Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington 98101

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

        This opinion is furnished to Washington Mutual, Inc., a Washington corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of up to 84,780,000 shares of common stock, no par value yes">  (the "Common Stock"), issuable by the Company under the 2003 Equity Incentive Plan (the "Equity Incentive Plan") and up to 4,000,000 shares of Common Stock issuable by the Company under the 2002 Employee Stock Purchase Plan (the "2002 ESPP").  The shares of common stock issuable under the Equity Incentive Plan and the 2002 ESPP are collectively referred to herein as the "Shares."

        We have reviewed, among other things, the Company's Articles of Incorporation and Bylaws, each as amended, the Equity Incentive Plan, the 2002 ESPP and related agreements and records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards made under the Equity Incentive Plan and the 2002 ESPP.  We have made such other factual inquiries as we deemed necessary to render this opinion.

        Based upon the foregoing and in reliance thereon, it is our opinion that the reservation for issuance of the Shares pursuant to the Equity Incentive Plan and the 2002 ESPP has been duly authorized and, when issued pursuant to awards granted and exercised in accordance with the Equity Incentive Plan, 2002 ESPP and related agreements, the Shares will be validly issued, fully paid and non-assessable.

        We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

        We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ HELLER EHRMAN WHITE & McAULIFFE LLP